Illumina Reports Strong Financial Results for Second Quarter of Fiscal Year 2017

San Diego -- (BUSINESS WIRE) - August 1, 2017 - Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the second quarter of fiscal year 2017.

Second quarter 2017 results:

•	Revenue of $662 million, a 10% increase compared to $600 million in the second quarter of 2016

•	GAAP net income attributable to Illumina stockholders for the quarter of $128 million, or $0.87 per diluted share, compared to $120 million, or $0.82 per diluted share, for the second quarter of 2016

•
Non-GAAP net income attributable to Illumina stockholders for the quarter of $121 million, or $0.82 per diluted share, compared to $127 million, or $0.86 per diluted share, for the second quarter of 2016 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $178 million and free cash flow of $109 million for the quarter, compared to $242 million and $174 million, respectively, in the second quarter of 2016

Gross margin in the second quarter of 2017 was 65.5% compared to 70.6% in the prior year period. Excluding amortization of acquired intangible assets, non-GAAP gross margin was 67.0% for the second quarter of 2017 compared to 72.4% in the prior year period.

Research and development (R&D) expenses for the second quarter of 2017 were $130 million compared to $125 million in the prior year period. R&D expenses as a percentage of revenue were 19.7%, including 0.8% attributable to Helix. This compares to 20.7% in the prior year period, including 1.5% attributable to GRAIL and Helix.

Selling, general and administrative (SG&A) expenses for the second quarter of 2017 were $169 million compared to $148 million in the prior year period. Excluding the amortization of acquired intangible assets, SG&A expenses as a percentage of revenue were 25.2%, including 1.0% attributable to Helix. This compares to 24.4% in the prior year period, including 1.1% attributable to GRAIL and Helix.

Depreciation and amortization expenses were $38 million and capital expenditures for free cash flow purposes were $69 million during the second quarter of 2017. At the close of the quarter, the company held $1.9 billion in cash, cash equivalents and short-term investments, compared to $1.6 billion as of January 1, 2017.

“We are pleased with our strong Q2 results,” said Francis deSouza, President and CEO. “Interest in the NovaSeq platform exceeded our expectations during the quarter. As a result, we have updated our 2017 revenue growth projections to reflect the market demand for NovaSeq and our positive outlook for the rest of the business.”

Updates since our last earnings release:

•	Received FDA approval for the Extended RAS Panel, a companion diagnostic kit that helps identify colorectal cancer patients eligible for Amgen’s Vectibix®

•
Announced that Genomics England will be using Illumina’s variant interpretation and reporting software in the characterization of tumor and matched normal samples as part of the 100,000 Genomes Project

•	Announced that Helix has launched an online consumer marketplace of DNA-powered products

•	Appointed Mark Van Oene as Chief Commercial Officer

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2017, the company has updated its projections to approximately 12% revenue growth. GAAP earnings per diluted share attributable to Illumina stockholders is forecasted to be $5.36 to $5.46 and the company expects non-GAAP earnings per diluted share attributable to Illumina stockholders of $3.60 to $3.70.

Quarterly conference call information
The conference call will begin at 1:30 pm Pacific Time (4:30 pm Eastern Time) on Tuesday, August 1, 2017. Interested parties may listen to the call by dialing 888.771.4371 (passcode: 45213860), or if outside North America by dialing +1.847.585.4405 (passcode: 45213860). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “company” tab at www.illumina.com.

A replay of the conference call will be available from 4:00 pm Pacific Time (7:00 pm Eastern Time) on August 1, 2017 through August 8, 2017 by dialing 888.843.7419 (passcode: 45213860), or if outside North America by dialing +1.630.652.3042 (passcode: 45213860).

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Additionally, non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information, and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release contains forward-looking statements that involve risks and uncertainties, such as Illumina’s expectations regarding its financial outlook and guidance for fiscal 2017 and the launch of any products. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to further develop and commercialize our instruments and consumables and to deploy new products, services, and applications, and expand the markets, for our technology platforms; (ii) our ability to manufacture robust instrumentation and consumables; (iii) our ability to successfully identify and integrate acquired technologies, products, or businesses; (iv) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (v) challenges inherent in developing, manufacturing, and launching new products and services, including the timing of customer orders and impact on existing products and services; and (vi) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and follow @illumina.

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Illumina, Inc.
Investors:
Rebecca Chambers
858.255.5243
ir@illumina.com
or
Media:
Eric Endicott
858.882.6822
pr@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	July 2, 2017	January 1, 2017
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,219	$735
Short-term investments	674	824
Accounts receivable, net	372	381
Inventory	309	300
Prepaid expenses and other current assets	69	78
Total current assets	2,643	2,318
Property and equipment, net	837	713
Goodwill	771	776
Intangible assets, net	196	243
Deferred tax assets	103	123
Other assets	308	108
Total assets	$4,858	$4,281

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$175	$138
Accrued liabilities	378	342
Build-to-suit lease liability	124	223
Long-term debt, current portion	5	2
Total current liabilities	682	705
Long-term debt	1,169	1,056
Other long-term liabilities	212	206
Redeemable noncontrolling interests	80	44
Stockholders’ equity	2,715	2,270
Total liabilities and stockholders’ equity	$4,858	$4,281

Illumina, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016
Revenue:
Product revenue	$543	$510	$1,034	$993
Service and other revenue	119	90	227	179
Total revenue	662	600	1,261	1,172
Cost of revenue:
Cost of product revenue (a)	168	125	334	250
Cost of service and other revenue (a)	50	40	104	80
Amortization of acquired intangible assets	10	11	21	21
Total cost of revenue	228	176	459	351
Gross profit	434	424	802	821
Operating expense:
Research and development (a)	130	125	275	249
Selling, general and administrative (a) (b)	169	148	332	298
Legal contingencies	(8)	(11)	—	(9)
Total operating expense	291	262	607	538
Income from operations	143	162	195	283
Other (expense) income, net	(2)	(5)	450	(10)
Income before income taxes	141	157	645	273
Provision for income taxes	21	41	177	69
Consolidated net income	120	116	468	204
Add: Net loss attributable to noncontrolling interests	8	4	27	6
Net income attributable to Illumina stockholders	$128	$120	$495	$210
Net income attributable to Illumina stockholders for earnings per share (c)	$128	$122	$494	$212
Earnings per share attributable to Illumina stockholders:
Basic	$0.87	$0.83	$3.38	$1.44
Diluted	$0.87	$0.82	$3.35	$1.43
Shares used in computing earnings per common share:
Basic	146	147	146	147
Diluted	147	148	147	148

____________________________________________________________________________________________________

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Six Months Ended
	July 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016
Cost of product revenue	$3	$2	$6	$4
Cost of service and other revenue	1	1	1	1
Research and development	12	10	26	21
Selling, general and administrative	23	19	56	41
Stock-based compensation expense before taxes (1)	$39	$32	$89	$67

(1) Includes stock-based compensation of $1.0 million and $1.3 million for Helix for the three and six months ended July 2, 2017, respectively, and $10.1 million for GRAIL for the six months ended July 2, 2017. This compares to stock-based compensation of $0.2 million for each of GRAIL and Helix for the three months ended July 3, 2016, respectively, and $1.0 million and $0.3 million for the six months ended July 3, 2016, respectively.

(b) Headquarter relocation expense of $0.3 million and $0.7 million was reclassified to selling, general and administrative expense for the three and six months ended July 3, 2016, respectively, to conform to the current period presentation.

(c) Amount reflects the additional losses attributable to the common shareholders of GRAIL and Helix for earnings per share purposes.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016
Net cash provided by operating activities (a)	$178	$242	$346	$341
Net cash provided by investing activities	36	44	198	—
Net cash provided by (used in) financing activities (a)	23	(89)	(62)	(160)
Effect of exchange rate changes on cash and cash equivalents	1	—	2	2
Net increase in cash and cash equivalents	238	197	484	183
Cash and cash equivalents, beginning of period	981	755	735	769
Cash and cash equivalents, end of period	$1,219	$952	$1,219	$952

Calculation of free cash flow:
Net cash provided by operating activities (a)	$178	$242	$346	$341
Purchases of property and equipment (b)	(69)	(68)	(152)	(121)
Free cash flow (c)	$109	$174	$194	$220
______________________________________________________________________________________________________
(a) Excess tax benefit related to stock-based compensation of $25 million and $84 million for the three and six months ended July 3, 2016, respectively, was reclassified from cash used in financing activities to cash provided by operating activities as a result of the Company’s retrospective application of ASU 2016-09 adopted in Q1 2017.

(b) Excludes property and equipment recorded under build-to-suit lease accounting, which are non-cash expenditures, of $32 million and $60 million for the three and six months ended July 2, 2017, respectively, and $65 million and $75 million in the three and six months ended July 3, 2016, respectively.

(c) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
	Three Months Ended		Six Months Ended
	July 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016
GAAP earnings per share attributable to Illumina stockholders - diluted	$0.87	$0.82	$3.35	$1.43
Amortization of acquired intangible assets	0.08	0.08	0.16	0.16
Non-cash interest expense (a)	0.05	0.05	0.10	0.10
Legal contingencies (b)	(0.05)	(0.07)	—	(0.06)
Equity-method investment gain (c)	(0.01)	—	(0.02)	—
Gain on deconsolidation of GRAIL (d)	—	—	(3.07)	—
Impairment of acquired intangible asset	—	—	0.12	—
Impairment of in-process research and development	—	—	0.03	—
Performance-based compensation related to GRAIL Series B financing (e)	—	—	0.03	—
Acquisition related gain (f)	—	—	(0.01)	—
Deemed dividend (g)	—	(0.01)	—	(0.01)
Incremental non-GAAP tax expense (h)	(0.03)	(0.01)	0.91	(0.06)
Excess tax benefit from share-based compensation (i)	(0.09)	—	(0.14)	—
Non-GAAP earnings per share attributable to Illumina stockholders - diluted (j)	$0.82	$0.86	$1.46	$1.56

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
GAAP net income attributable to Illumina stockholders (k)	$128	$120	$495	$210
Amortization of acquired intangible assets	12	12	24	24
Non-cash interest expense (a)	8	7	15	15
Legal contingencies (b)	(8)	(11)	—	(9)
Equity-method investment gain (c)	(1)	—	(3)	—
Gain on deconsolidation of GRAIL (d)	—	—	(453)	—
Impairment of acquired intangible asset	—	—	18	—
Impairment of in-process research and development	—	—	5	—
Performance-based compensation related to GRAIL Series B financing (e)	—	—	4	—
Acquisition related gain (f)	—	—	(1)	—
Headquarter relocation	—	—	—	1
Contingent compensation expense (l)	—	—	—	1
Incremental non-GAAP tax expense (h)	(5)	(1)	132	(9)
Excess tax benefit from share-based compensation (i)	(13)	—	(20)	—
Non-GAAP net income attributable to Illumina stockholders (j)	$121	$127	$216	$233
_____________________________________________________________________________________________________
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b) Legal contingencies for 2017 represent amounts related to patent litigation. Legal contingencies for 2016 represent a reversal of previously recorded expense related to the settlement of patent litigation.

(c) Equity-method investment gain represents mark-to-market adjustments from our investment in Illumina Innovations Fund I, L.P.

(d) The company sold a portion of its interest in GRAIL, resulting in the deconsolidation of GRAIL. The $150 million tax effect of the gain is included in incremental non-GAAP tax expense. Subsequent to the transaction, the company’s remaining interest is treated as a cost-method investment.

(e) Amount represents performance-based stock which vested as a result of the financing, net of attribution to noncontrolling interest.

(f) Acquisition related gain consists of change in fair value of contingent consideration.

(g) Amount represents the impact of a deemed dividend, net of Illumina’s portion of the losses incurred by GRAIL’s common stockholders resulting from the company’s common to preferred share exchange with GRAIL. The amount was added to net income attributable to Illumina stockholders for purposes of calculating Illumina’s consolidated earnings per share. The deemed dividend, net of tax, was recorded through equity.

(h) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.

(i) Excess tax benefits from share-based compensation are recorded as a discrete item within the provision for income taxes on the consolidated statement of income pursuant to ASU 2016-09, which was previously recognized in additional paid-in capital on the consolidated statement of stockholders’ equity.

(j) Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

(k) GAAP net income attributable to Illumina stockholders excludes the additional losses attributable to common shareholders of GRAIL and Helix for earnings per share purposes. These amounts are included in GAAP net income attributable to Illumina stockholders for earnings per share of $128 million and $494 million for the three and six months ended July 2, 2017, respectively, and $122 million and $212 million for the three and six months ended July 3, 2016, respectively.

(l) Contingent compensation expense relates to contingent payments for post-combination services associated with an acquisition.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended				Six Months Ended
	July 2, 2017		July 3, 2016		July 2, 2017		July 3, 2016
GAAP gross profit	$434	65.5%	$424	70.6%	$802	63.6%	$821	70.0%
Amortization of acquired intangible asset	10	1.5%	10	1.8%	21	1.7%	21	1.8%
Impairment of acquired intangible asset	—	—	—	—	18	1.4%	—	—
Non-GAAP gross profit (a)	$444	67.0%	$434	72.4%	$841	66.7%	$842	71.8%

GAAP research and development expense	$130	19.7%	$125	20.7%	$275	21.8%	$249	21.2%
Impairment of in-process research and development	—	—	—	—	(5)	(0.4)%	—	—
Non-GAAP research and development expense	$130	19.7%	$125	20.7%	$270	21.4%	$249	21.2%

GAAP selling, general and administrative expense	$169	25.4%	$148	24.7%	$332	26.3%	$298	25.4%
Amortization of acquired intangible assets	(2)	(0.2)%	(2)	(0.3)%	(3)	(0.2)%	(3)	(0.2)%
Performance-based compensation related to GRAIL Series B financing (b)	—	—	—	—	(10)	(0.8)%	—	—
Acquisition related gain (c)	—	—	—	—	1	0.1%	—	—
Contingent compensation expense (d)	—	—	—	—	—	—	(1)	(0.1)%
Headquarter relocation	—	—	—	—	—	—	(1)	(0.1)%
Non-GAAP selling, general and administrative expense	$167	25.2%	$146	24.4%	$320	25.4%	$293	25.0%

GAAP operating profit	$143	21.6%	$162	27.0%	$195	15.5%	$283	24.2%
Amortization of acquired intangible assets	12	1.7%	12	2.0%	24	1.9%	24	2.0%
Legal contingencies (e)	(8)	(1.2)%	(11)	(1.8)%	—	—	(9)	(0.7)%
Impairment of acquired intangible asset	—	—	—	—	18	1.4%	—	—
Performance-based compensation related to GRAIL Series B financing (b)	—	—	—	—	10	0.8%	—	—
Impairment of in-process research and development	—	—	—	—	5	0.4%	—	—
Acquisition related gain (c)	—	—	—	—	(1)	(0.1)%	—	—
Headquarter relocation	—	—	—	—	—	—	1	0.1%
Contingent compensation expense (d)	—	—	—	—	—	—	1	0.1%
Non-GAAP operating profit (a)	$147	22.1%	$163	27.2%	$251	19.9%	$300	25.7%

GAAP other income (expense), net	$(2)	(0.3)%	$(5)	(0.8)%	$450	35.7%	$(10)	(0.9)%
Non-cash interest expense (f)	8	1.2%	7	1.2%	15	1.2%	15	1.3%
Equity-method investment gain (g)	(1)	(0.2)%	—	—	(3)	(0.2)%	—	—
Gain on deconsolidation of GRAIL (h)	—	—	—	—	(453)	(36.0)%	—	—
Non-GAAP other income, net (a)	$5	0.7%	$2	0.4%	$9	0.7%	$5	0.4%

_____________________________________________________________________________________________________
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of the company’s products and services. Non-GAAP operating profit, and non-GAAP other income (expense), net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.

(b) Amount represents performance-based stock which vested as a result of the financing.

(c) Acquisition related gain consists of change in fair value of contingent consideration.

(d) Contingent compensation expense relates to contingent payments for post-combination services associated with an acquisition.

(e) Legal contingencies for 2017 represent amounts related to patent litigation. Legal contingencies for 2016 represent a reversal of previously recorded expense related to the settlement of patent litigation.

(f) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(g) Equity-method investment gain represents mark-to-market adjustments from our investment in Illumina Innovations Fund I, L.P.

(h) The company sold a portion of its interest in GRAIL in Q1 2017, resulting in the deconsolidation of GRAIL. Subsequent to the transaction, the company’s remaining interest is treated as a cost-method investment.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. More information on potential factors that could affect the company’s financial results is included from time to time in the company’s public reports filed with the Securities and Exchange Commission, including the company’s Form 10-K for the fiscal year ended January 1, 2017 filed with the SEC on February 13, 2017, and the company’s Form 10-Q for the fiscal quarter ended April 2, 2017. The company assumes no obligation to update any forward-looking statements or information.

Fiscal Year 2017
GAAP diluted earnings per share attributable to Illumina stockholders	$5.36 - $5.46
Gain on deconsolidation of GRAIL (a)	(3.07)
Amortization of acquired intangible assets	0.30
Non-cash interest expense (b)	0.20
Impairment of acquired intangible asset	0.12
Impairment of in-process research and development	0.03
Performance-based compensation related to Series B financing (c)	0.03
Equity-method investment gain, net (d)	(0.02)
Acquisition related gain (e)	(0.01)
Incremental non-GAAP tax expense (f)	0.80
Excess tax benefits from share-based compensation (g)	(0.14)
Non-GAAP diluted earnings per share attributable to Illumina stockholders	$3.60 - $3.70
______________________________________________________________________________________________________

(a) The company sold a portion of its interest in GRAIL, resulting in the deconsolidation of GRAIL. The $150 million tax effect of the gain is included in incremental non-GAAP tax expense. Subsequent to the transaction, the company’s remaining interest is treated as a cost-method investment.

(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(c) Amount represents performance-based stock which vested as a result of the financing, net of attribution to noncontrolling interest.

(d) Equity-method investment gain represents mark-to-market adjustments from our investment in Illumina Innovations Fund I, L.P.

(e) Acquisition related gain consists of change in fair value of contingent consideration.

(f) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.

(g) Excess tax benefits from share-based compensation are recorded as a discrete item within the provision for income taxes on the consolidated statement of income pursuant to ASU 2016-09, which was previously recognized in additional paid-in capital on the consolidated statement of stockholders’ equity.